UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Ormat Technologies, Inc.
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ORMAT TECHNOLOGIES, INC.’S BOARD OF DIRECTORS TO CALL SPECIAL MEETING

OF STOCKHOLDERS TO DECLASSIFY BOARD

RENO, Nev., August 29, 2019 – Ormat Technologies, Inc. (NYSE: ORA) announced today that its Board of Directors will call a special meeting on November 6, 2019 to submit to a stockholder vote amendments to the Company’s Certificate of Incorporation and By-laws to declassify the Board, from three classes of directors who serve three-year terms, to a single class of directors serving annual terms. The Board of Directors plans to recommend that stockholders vote in favor of such amendments.

To facilitate the declassification of the Board in a timely manner, following and subject to approval by the stockholders to amend the Company’s Certificate of Incorporation and By-laws, each director is expected to resign and to be immediately reappointed to the Board for a term ending at the 2020 Annual Meeting of Stockholders. Beginning at the 2020 Annual Meeting of Stockholders, director nominees will be elected annually.

“Ormat is committed to transparency and the highest level of corporate governance,” commented Todd C. Freeland, Chairman of Ormat’s Board of Directors. “Transitioning to a declassified board is in line with best corporate governance practices, and better serves the interests of our stockholders.”

The amendment to the Company’s Certificate of Incorporation and By-laws permitting the declassification of the Board of Directors will require the affirmative vote of 75% of the outstanding shares of stock entitled to vote.

Proxy Statement Information

IN CONNECTION WITH THE PROPOSED BOARD DECLASSIFICATION (THE “PROPOSAL”), THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER DOCUMENTS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSAL.

A definitive proxy statement will be sent or made available to stockholders of the Company seeking their approval of the Proposal as described above. Stockholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement (when available) may also be obtained free of charge by directing a request to Ormat Technologies, Inc., 6140 Plumas Street, Reno, Nevada, 89519-6075, Attention: Smadar Lavi, Tel: (775) 356-9029, or from the Company’s website, www.ormat.com.

The Company and its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Proposal. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement when it becomes available.

About Ormat Technologies

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company providing a broad range of geothermal and recovered energy generation (“REG”), products and services, as well as a growing suite of energy storage services, with the objective of becoming a leading global provider of renewable energy. The Company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. With 77 U.S. patents, Ormat’s power solutions have been refined and perfected under the most grueling environmental conditions. Ormat has 584 employees in the United States and 762 overseas. Ormat’s flexible, modular solutions for geothermal power and REG are ideal for vast range of resource characteristics. The Company has engineered, manufactured and constructed power plants, which it currently owns or has installed to utilities and developers worldwide, totaling over 2,900 MW of gross capacity. Ormat’s current 917 MW generating portfolio is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe. Ormat expanded its operations to provide Solar, energy storage and energy management solutions, by leveraging its core capabilities and global presence as well as through its Viridity Energy Solutions Inc. subsidiary.

Ormat Technologies Contact:
Smadar Lavi
VP Corporate Finance and Head of Investor Relations
775-356-9029 (ext. 65726)
slavi@ormat.com

Investor Relations Agency Contact:
Rob Fink
Hayden - IR
646-415-8972
rob@haydenir.com